                                                                   Exhibit 10.1



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                         Intermedia Communications Inc.

                                  $225,000,000

             14.12% Senior Subordinated Notes due October 31, 2009

                                 ---------------
                             NOTE PURCHASE AGREEMENT
                                 ---------------

                             Dated October 31, 2000








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

                                TABLE OF CONTENTS

                                                                           Page


                                    ARTICLE I

                   AUTHORIZATION OF NOTES AND PREFERRED STOCK


                                   ARTICLE II

                           SALE AND PURCHASE OF NOTES

SECTION 2.01.  Sale and Purchase of Notes and Preferred Stock ..............   2
SECTION 2.02.  Procedure for Purchasing ....................................   2
SECTION 2.03.  Preferred Stock .............................................   2
SECTION 2.04.  Interest ....................................................   3
SECTION 2.05.  Maturity ....................................................   3


                                   ARTICLE III

                                    PURCHASE


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

SECTION 4.01.  Conditions to Initial Purchase ..............................   4
SECTION 4.02.  Conditions to Each Purchase .................................   4

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                                                                            ----

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01.  Organization; Power and Authority ..........................    6
SECTION 5.02.  Authorization, etc .........................................    7
SECTION 5.03.  Disclosure .................................................    7
SECTION 5.04.  Organization and Ownership of Shares of Subsidiaries;
                    Affiliates ............................................    8
SECTION 5.05.  Financial Statements .......................................    8
SECTION 5.06.  Compliance with Laws, Other Instruments, etc ...............    9
SECTION 5.07.  Litigation; Observance of Agreements, Statutes and Orders ..    9
SECTION 5.08.  Taxes ......................................................    9
SECTION 5.09.  Title to Property; Leases ..................................    9
SECTION 5.10.  Licenses, Permits, etc .....................................   10
SECTION 5.11.  Compliance with ERISA ......................................   10
SECTION 5.12.  Private Offering by the Company ............................   11
SECTION 5.13.  Use of Proceeds; Margin Regulations ........................   11
SECTION 5.14.  Existing Indebtedness; Future Liens ........................   11
SECTION 5.15.  Status under Certain Statutes ..............................   12
SECTION 5.16.  Environmental Matters ......................................   12
SECTION 5.17.  Insurance ..................................................   12
SECTION 5.18.  Intellectual Property ......................................   12
SECTION 5.19.  Preferred Stock ............................................   13


                                   ARTICLE VI

                         REPRESENTATION OF THE PURCHASER


                                   ARTICLE VII

                            INFORMATION AS TO COMPANY

SECTION 7.01.  Financial and Business Information .........................   14
SECTION 7.02.  Officer's Certificate ......................................   17
SECTION 7.03.  Inspection .................................................   17

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                                  ARTICLE VIII

                             PREPAYMENT OF THE NOTES

SECTION 8.01.  Optional Prepayments .......................................   18
SECTION 8.02.  Maturity; Surrender, etc ...................................   18
SECTION 8.03.  Purchase of Notes ..........................................   18
SECTION 8.04.  Change of Control ..........................................   18
SECTION 8.05.  Offer to Purchase with Excess Asset Sale Proceeds ..........   19

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

SECTION 9.01.  Compliance with Law ........................................   21
SECTION 9.02.  Insurance ..................................................   21
SECTION 9.03.  Maintenance of Properties ..................................   21
SECTION 9.04.  Payment of Taxes and Claims ................................   21
SECTION 9.05.  Corporate Existence, etc ...................................   22
SECTION 9.06.  Private Placement Number ...................................   22
SECTION 9.07.  PUC Approvals ..............................................   22
SECTION 9.08.  Assumption by Third Party ..................................   22
SECTION 9.09.  Depositary Shares ..........................................   23

                                    ARTICLE X

                               NEGATIVE COVENANTS

SECTION 10.01.  Restricted Payments .......................................   23
SECTION 10.02.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries ..........................................   27
SECTION 10.03.  Incurrence of Indebtedness and Issuance of Disqualified
                    Stock .................................................   28
SECTION 10.04.  Asset Sales ...............................................   31
SECTION 10.05.  Transactions with Affiliates ..............................   33
SECTION 10.06.  Liens .....................................................   33
SECTION 10.07.  Limitations on Sale and Leaseback Transactions ............   33
SECTION 10.08.  Corporate Existence .......................................   34

                                                                            Page
                                                                            ----

SECTION 10.09.  Business Activities .......................................   34
SECTION 10.10.  No Senior Subordinated Debt ...............................   34
SECTION 10.11.  Merger, Consolidation or Sale of Assets ...................   34
SECTION 10.12.  Employee Benefit Plans ....................................   36
SECTION 10.13.  Environmental Laws ........................................   36
SECTION 10.14.  Preferred Stock ...........................................   36


                                   ARTICLE XI

                                EVENTS OF DEFAULT


                                   ARTICLE XII

                            REMEDIES ON DEFAULT, ETC.

SECTION 12.01.  Acceleration ..............................................   38
SECTION 12.02.  Other Remedies ............................................   39
SECTION 12.03.  Rescission ................................................   39
SECTION 12.04.  No Waivers or Election of Remedies, Expenses, etc .........   39

                                  ARTICLE XIII

                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

SECTION 13.01.  Registration of Notes .....................................   40
SECTION 13.02.  Transfer and Exchange of Notes ............................   40
SECTION 13.03.  Replacement of Notes ......................................   41

                                   ARTICLE XIV

                                PAYMENTS ON NOTES

                                                                            Page
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                                   ARTICLE XV

                                 EXPENSES, ETC.

SECTION 15.01.  Transaction Expenses ......................................   42
SECTION 15.02.  Survival ..................................................   42


                                   ARTICLE XVI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                ENTIRE AGREEMENT


                                  ARTICLE XVII

                              AMENDMENT AND WAIVER

SECTION 17.01.  Requirements ..............................................   43
SECTION 17.02.  Solicitation of Holders of Notes ..........................   43
SECTION 17.03.  Binding Effect, etc .......................................   43


                                  ARTICLE XVIII

                                     NOTICES


                                   ARTICLE XIX

                            REPRODUCTION OF DOCUMENTS

                                                                            Page
                                                                            ----

                                   ARTICLE XX

                            CONFIDENTIAL INFORMATION


                                   ARTICLE XXI

                            SUBSTITUTION OF PURCHASER


                                  ARTICLE XXII

                                  MISCELLANEOUS

SECTION 22.01.  Successors and Assigns ....................................   47
SECTION 22.02.  Payments Due on Non-Business Days .........................   47
SECTION 22.03.  Severability ..............................................   47
SECTION 22.04.  Construction ..............................................   47
SECTION 22.05.  Counterparts ..............................................   47
SECTION 22.06.  Governing Law .............................................   47

                                  ARTICLE XXIII

                                  SUBORDINATION

SECTION 23.01.  Agreement to Subordinate ..................................   48
SECTION 23.02.  Liquidation; Dissolution; Bankruptcy ......................   48
SECTION 23.03.  Default on Designated Senior Debt .........................   48
SECTION 23.04.  Acceleration of Notes .....................................   49
SECTION 23.05.  When Distribution must Be Paid Over .......................   49
SECTION 23.06.  Notice by Company .........................................   50
SECTION 23.07.  Subrogation ...............................................   50
SECTION 23.08.  Relative Rights ...........................................   50
SECTION 23.09.  Subordination May Not Be Impaired by Company ..............   51
SECTION 23.10.  Distribution or Notice to Representative ..................   51
SECTION 23.11.  Rights of Purchaser .......................................   51
SECTION 23.12.  Authorization to Effect Subordination .....................   51

                                                                            Page
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SECTION 23.13.  Amendments ................................................   51

                                  ARTICLE XXIV

                     CONVERSION TO SERIES H PREFERRED STOCK

SECTION 24.01.  Series H Preferred Stock ..................................   51
SECTION 24.02.  Conversion ................................................   52
SECTION 24.03.  Certificate of Designation ................................   52
SECTION 24.05.  Further Assurances ........................................   52

SCHEDULES:
Schedule A - Definitions
Schedule 5.01 - Jurisdictions of Incorporation
Schedule 5.03 - Disclosure
Schedule 5.04 - Subsidiaries
Schedule 5.05 - Financial Statements
Schedule 5.07 - Litigation
Schedule 5.10 - Licenses, Permits
Schedule 5.14 - Indebtedness

EXHIBITS:
Exhibit I - Form of Note
Exhibit II - Certificate of Designation

                         INTERMEDIA COMMUNICATIONS INC.
                               One Intermedia Way
                                 Tampa, FL 33647

              14.12% Senior Subordinated Notes due October 31, 2009

                                                                October 31, 2000

WORLDCOM, INC.
500 Clinton Center Drive
Clinton, MS  39056

Ladies and Gentlemen:

         Intermedia Communications Inc., a Delaware corporation (the "Company"), agrees with you as follows (the "Agreement"):

                                    ARTICLE I

                   AUTHORIZATION OF NOTES AND PREFERRED STOCK

         The Company will authorize the issue and sale of up to $225,000,000 aggregate principal amount of Senior Subordinated Notes (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Article XIII of this Agreement) and 22,500 shares of Series H Preferred Stock (the "Series H Preferred Stock", and together with the Notes, the "Securities"). The Notes shall be substantially in the form set out in EXHIBIT 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                                   ARTICLE II

                           SALE AND PURCHASE OF NOTES

         SECTION 2.01. Sale and Purchase of Notes and Preferred Stock. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, on each Purchase Date, Notes (or at your election as set forth in Section 2.03, Series H Preferred Stock) at the purchase price of 100% of the principal amount of such Purchase (or if Series H Preferred Stock, 100% of the Liquidation Preference of the shares of Preferred Stock of such Purchase) (the "Purchase Price"); provided that, without your prior written consent, the aggregate principal amount of all Purchases in any one-month period shall not exceed $50,000,000 and the aggregate principal amount of all Purchases in any Fiscal Quarter shall not exceed $100,000,000. The aggregate principal amount of all Purchases shall not exceed the Total Purchase Amount.

         SECTION 2.02. Procedure for Purchasing. In order to effect a Purchase hereunder, the Company shall give you irrevocable notice (which notice must be received by you prior to 12:00 p.m., New York City time, five Business Days prior to the Purchase Date), specifying (i) the amount of Notes to be purchased and (ii) the Purchase Date. Each Purchase shall be in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Purchase Amount is less than $5,000,000, such lesser amount). You will make the Purchase Price available to the Company by 3:00 p.m., New York City time, on the Purchase Date in funds immediately available to the Company. If notice is received after 12:00 p.m. as set forth above in this Section, such notice shall be deemed to have been received on the following Business Day.

         SECTION 2.03. Preferred Stock. You may, in your sole discretion, choose to purchase Preferred Stock of the Company in lieu of Notes in connection with any Purchase requested by the Company pursuant to the terms of Section 2.02. If you elect to purchase Preferred Stock rather than Notes, you will notify the Company within two Business Days of the receipt of any notice given to you by the Company pursuant to Section 2.02. Preferred Stock purchased pursuant to this
Section 2.03 shall be designated as Series H Preferred Stock of the Company (the "Series H Preferred Stock") and shall be issued pursuant to, and governed by, the Certificate of Designation attached to this Agreement as EXHIBIT II (the "Certificate of Designation"), which Certificate of Designation shall be executed in completed form by the Company and filed with the Secretary of State of the State of Delaware prior to, or on the Purchase Date of, any such Purchase.

         SECTION 2.04. Interest. Each Note shall bear interest for each day at a rate per annum equal to the Interest Rate. Interest will be due and payable monthly, on the first day of each calendar month, on the unpaid balance of the aggregate principal amount of all Notes (together with any capitalized interest); provided that, from the date of this Agreement, interest will be capitalized and added to principal until the date that is six months from the date of this Agreement. Interest also shall be paid on the Maturity Date and upon any prepayment of principal. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

         SECTION 2.05. Maturity. The Notes shall mature (the "Maturity Date"), and shall be immediately due and payable without any requirement of demand or request by you, on October 31, 2009 (the "Maturity Date").

                                   ARTICLE III

                                    PURCHASE

         On the date of each Purchase the Company will deliver to you the Securities to be purchased by you in the form (a) of a single Note, if such Purchase is for Notes (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the Purchase Date and registered in your name (or in the name of your nominee) or (b) one or more certificated securities representing one or more shares of Series H Preferred Stock (subject to the terms of the Certificate of Designation), as you shall request, against delivery by you to the Company or its order of immediately available funds in the amount of the Purchase Price therefor by wire transfer of immediately available funds for the account of the Company to:

         Bank of New York
         ABA #: 021000018
         Paine Webber
         Account #: 8900114096
         Further credit to account #: CP-24365-51
         Intermedia Communications Inc.

If on the Purchase Date the Company shall fail to tender such Security or Securities to you as provided above in this Article III, or any of the applicable conditions specified in Article IV shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement with respect to such Purchase, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         SECTION 4.01. Conditions to Initial Purchase. Your obligation to purchase and pay for any Securities to be sold to you in connection with the initial Purchase of Securities (the "Initial Purchase") is subject to the fulfillment to your satisfaction, prior to or on the date of the Initial Purchase, of the following conditions:

         (a) Note Purchase Agreement. You shall have received a copy of this Agreement executed by the Company.

         (b) Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date.

         (c) Credit Facility. The Credit Facility shall have been executed by all parties thereto and shall expressly permit any incurrence of Indebtedness by the Company pursuant to this Agreement and the Purchases hereunder.

         (d) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Securities and this Agreement.

         (e) Opinion of Counsel. You shall have received an opinion in form and substance satisfactory to you, dated as of Closing Date, from Kronish Lieb Weiner & Hellman LLP, counsel for the Company, covering such matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

         (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request. You shall have received written evidence that the Company has filed for all FCC and state PUC approvals required in connection with the Purchase of any Securities.

         SECTION 4.02. Conditions to Each Purchase. Your agreement to purchase Securities requested to be purchased on any Purchase Date (including the

Purchase Date of the Initial Purchase) is subject to the fulfillment to your satisfaction of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each Purchase.

         (b) No Default. After giving effect to the issue and sale of the Securities on any Purchase Date no Default or Event of Default (or in the case of an issuance of Preferred Stock, no "Default" or "Event of Default" as such terms are defined in the Certificate of Designation) shall have occurred and be continuing.

         (c) Needs and Uses. The Company is unable to meet its monthly cash requirements to fund its operating expenses and working capital after using all but $15,000,000 of unrestricted cash available to the Company, including amounts available under the Credit Facility (in accordance with the Company's outstanding debt instruments), and the Company shall have provided you with a schedule setting forth the proposed uses and expenditures of the proceeds of the Purchase (a "Proposed Expenditures Schedule") consistent with the requirements of this Section 4.02(c) and satisfactory to you.

         (d) Purchase Permitted By Applicable Law, etc. On the Purchase Date your purchase of Securities shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(x)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof; provided that, required FCC or state PUC approvals need not be obtained in connection with any Purchase occurring prior to 180 days after the date of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         (e) Merger. Until such time as the Merger Agreement is no longer in effect, after giving effect to such Purchase, the Company will be in compliance with all covenants applicable to the Company under the Merger Agreement (unless waived in writing by the Purchaser), all representations and warranties of the Company under the Merger Agreement will continue to be true and correct (to the extent the continued truth and accuracy of such representations and warranties is required by the Merger

Agreement), and all conditions to the consummation of the Merger have been, or may still be, met in accordance with the terms and conditions of the Merger Agreement (unless any such condition has been waived or amended in accordance with the terms of the Merger Agreement). The execution by you of the Credit Facility Guaranty shall constitute acknowledgment by you of your consent to the Credit Facility.

         (f) Officers' Certificate. The Company shall have delivered to you an Officer's Certificate, dated as of the Purchase Date, certifying that each of the conditions specified in Sections 4.02(a)-(e) above has been fulfilled.

         (g) Changes in Corporate Structure. Unless permitted under the terms of this Agreement and set forth in a writing delivered to you on or prior to the Purchase Date, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.05.

         (h) Registration Rights Agreement. Prior to any Purchase being made for Series H Preferred Stock, and in any event not later than December 1, 2000, the Registration Rights Agreement shall have been executed.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to you that:

         SECTION 5.01. Organization; Power and Authority. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable (such jurisdictions being identified on SCHEDULE 5.01, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by this Agreement), and is duly qualified as a foreign corporation or foreign entity, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possesses all Authorizations, licenses and grants, including, without limitation, any Authorization issued by the FCC, necessary or required in the conduct of its or their respective business or businesses, except where the failure to have such Authorizations, licenses or grants would not reasonably be expected to result in a Material Adverse Effect, and the same which are described on SCHEDULE 5.01 hereto are valid, binding, enforceable, and subsisting without any material defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. Except for required FCC and state PUC approvals, no Authorization, development, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of this Agreement, the Certificate of Designation or the Securities by the Company, except where the failure to have such Authorizations, licenses or grants would not reasonably be expected to result in a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof.

         SECTION 5.02. Authorization, etc. This Agreement and the Securities have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Certificate of Designation constitute, and upon execution and delivery thereof each Security will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.03. Disclosure. Except as disclosed in SCHEDULE 5.03, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.05, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in SCHEDULE 5.03, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in SCHEDULE 5.05, since June 30, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         SECTION 5.04. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.04 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.04 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.04).

         (c) Each Subsidiary identified in SCHEDULE 5.04 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.04 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         SECTION 5.05. Financial Statements. The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed on
SCHEDULE 5.05. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         SECTION 5.06. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement, the Certificate of Designation and the Securities will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any, court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except for such contraventions, breaches, defaults, conflicts and violations that could not have a Material Adverse Effect.

         SECTION 5.07. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in SCHEDULE 5.07, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.08. Taxes. All Tax returns of the Company and each of its Subsidiaries required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not have a Material Adverse Effect, and all Taxes imposed upon the Company and each of its Subsidiaries which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens have been satisfied or for which nonpayment thereof could not have a Material Adverse Effect.

         SECTION 5.09. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.05 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         SECTION 5.10. Licenses, Permits, etc. Except as disclosed in SCHEDULE 5.10,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         SECTION 5.11. Compliance with ERISA. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (b) neither the Company nor any of its Subsidiaries or any ERISA Affiliate has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code,
(d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to have a Material Adverse Effect, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan, and (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), on any date of determination, does not exceed the value of the assets of such Employee Plan.

         SECTION 5.12. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

         SECTION 5.13. Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board or to involve any broker or dealer in a violation of Regulation T of said Board. Margin stock does not constitute more than 5 % of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5 % of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         SECTION 5.14. Existing Indebtedness; Future Liens. (a) Except as described therein, SCHEDULE 5.14 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Closing Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries, except pursuant to incurrences of Indebtedness permitted by Section 10.03 and payments of Indebtedness made in accordance with the terms of the applicable agreements evidencing such Indebtedness. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in SCHEDULE 5.14, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.06.

         SECTION 5.15. Status under Certain Statutes. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Indebtedness.

         SECTION 5.16. Environmental Matters. Neither the Company nor any of its Subsidiaries (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Material, on any property presently or previously owned by the Company or any of its Subsidiaries that could have a Material Adverse Effect, (b) knows of any violation by the Company or any of its Subsidiaries of any Environmental Law, except for such violations that could not have a Material Adverse Effect, or (c) knows that the Company or any of its Subsidiaries is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not have a Material Adverse Effect; provided that the Company and each of its Subsidiaries (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

         SECTION 5.17. Insurance. The Company and each of its Subsidiaries maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         SECTION 5.18. Intellectual Property. The Company and each of its Subsidiaries owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. The Company and each of its Subsidiaries is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims that, if successfully asserted against or determined adversely to the Company or any of its Subsidiaries, could not, individually or collectively, constitute a Material Adverse Event.

         SECTION 5.19. Preferred Stock. As of the date of this Agreement, the Company has authorized 2,000,000 shares of $1.00 par value per share of Preferred Stock, and the number, designation and all of the powers, preferences and rights and the qualifications, limitations or restrictions of the shares of any series of Preferred Stock may be fixed by the Board of Directors without the approval of any holders of Capital Stock of the Company. As of the date of this Agreement, 1,048,500 shares of Preferred Stock of the Company are designated. As of the date of this Agreement, the Company has, and at all times prior to the filing of the Certificate of Designation will have, authorized but not designated, issued or outstanding at least 25,000 shares of Preferred Stock. The sale of any shares of Series H Preferred Stock hereunder will constitute a "financing transaction" (as such term is used in the Company's certificate of incorporation), and in no event will the proceeds of any such sale be used for anti- takeover purposes.

                                   ARTICLE VI

                         REPRESENTATION OF THE PURCHASER

         You represent that you are purchasing the Securities for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Securities.

                                   ARTICLE VII

                            INFORMATION AS TO COMPANY

         SECTION 7.01. Financial and Business Information. The Company shall deliver to you:

         (a) Quarterly Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

             (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

             (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.01(a);

         (b) Annual Statements. Within 105 days after the end of each fiscal year of the Company, duplicate copies of,

             (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

             (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                  (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.01(b);

         (c) SEC and Other Reports. Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) Notice of Default or Event of Default. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any

Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Article XI(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

             (i)   with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

             (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

             (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority. Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

         (g) Average Weighted Interest Rate. All information necessary to calculate the Average Weighted Interest Rate, including the interest rate or interest rates charged under each of the Credit Facility, the Existing Senior Notes and the Existing Senior Subordinated Notes at any Date of Determination; and

         (h) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by you.

         SECTION 7.02. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.01(a) or Section 7.01(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         SECTION 7.03. Inspection. The Company shall permit you and your representatives:

         (a) No Default. If no Default or Event of Default then exists, at your expense and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                  ARTICLE VIII

                             PREPAYMENT OF THE NOTES

         SECTION 8.01. Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, plus accrued and unpaid interest. The Company will give all holders of Notes written notice of each optional prepayment under this Section 8.01 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

         SECTION 8.02. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Article VIII, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 8.03. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Notwithstanding the foregoing, your becoming an Affiliate of the Company by virtue of the Merger shall not constitute a purchase of Notes by an Affiliate under this Section 8.03.

         SECTION 8.04. Change of Control. If, upon the occurrence of a Change of Control, the Company makes an offer to the holders of the Existing Senior Notes or the Existing Senior Subordinated Notes to repurchase such notes, the Company shall make an offer to each holder of Notes in writing, at the same time or at an earlier date, to repurchase all of the outstanding Notes at 100% of the principal amount of such Notes, plus accrued and unpaid interest.

         SECTION 8.05. Offer to Purchase with Excess Asset Sale Proceeds. (a) If at any time the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 8.05 exceeds $10.0 million, the Company shall, within 30 days thereafter, make an offer to each holder of Notes and all holders of Pari Passu Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount and/or accreted value, as applicable, of Notes and Pari Passu Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and 100% of the outstanding principal amount or accreted value, as applicable, of the Pari Passu Notes plus, to the extent required by the terms of the Notes or any Pari Passu Notes, accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

         (b) The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Excess Proceeds Purchase Date"), the Company shall purchase the maximum accreted value or principal amount, as the case may be, of Notes and Pari Passu Notes that may be purchased with such Excess Proceeds (on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased) based on accreted value or principal amount, as the case may be, of Notes and Pari Passu Notes tendered, if the principal amount or accreted value of Notes and Pari Passu Notes tendered is in excess of the Excess Proceeds) (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Notes tendered in response to the Excess Proceeds Offer, subject to the provisions of Section
10.04 hereof.

         (c) Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each holder of Notes. The notice shall contain all instructions and materials necessary to enable such holder of Notes to tender the Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state (i) the length of time the Excess Proceeds Offer shall remain open, (ii) the Offer Amount, and (iii) the purchase price and the Excess Proceeds Purchase Date.

         (d) Any Note or portion thereof not tendered or accepted for payment shall continue to accrue interest. Any Note or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Purchase Date. If a holder elects to have any Note or portion thereof purchased pursuant to any Excess Proceeds Offer, such holder shall be required to surrender the Note, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three Business Days before the Excess Offer

Purchase Date. Each holder of Notes shall be entitled to withdraw its election if the Company, depositary or paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the holder's name, the principal amount of the Note or portion thereof delivered for purchase and a statement that such holder is withdrawing its election to have the Note or portion thereof purchased. If such holder's tendered Notes were purchased only in part, such holder shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         (e) On or before the Excess Proceeds Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Notes, Pari Passu Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes, Pari Passu Notes or portions thereof tendered, and deliver to each holder an Officers' Certificate stating that such Notes, Pari Passu Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 8.05. The Company or paying agent, as the case may be, shall promptly (but in any case not later than five days after the Excess Proceeds Purchase Date) mail or deliver to each holder an amount equal to the purchase price of the Note or portion thereof tendered by such holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and mail or deliver such new Note to such holder in principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to such holder. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount or accreted value, as the case may be, of Notes, Pari Passu Notes or portions thereof surrendered by holders of such notes pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

         (f) No repurchase of Notes under this Section 8.05 shall be deemed to be a redemption of Notes.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.01. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.02. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.03. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.04. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge (i) all taxes shown to be due and payable on such returns and all other Material taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and (ii) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

         SECTION 9.05. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.04 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate, partnership or other existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or other existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 9.06. Private Placement Number. The Company will file for, within 10 days of the date of this Agreement, a Private Placement number to be issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) (a "CUSIP Number") for each of the Securities, and will use its best efforts to pursue and obtain such CUSIP Numbers.

         SECTION 9.07. PUC Approvals. The Company will file for, within 30 days of the date of this Agreement, all FCC and state PUC approvals required in connection with the Purchase of any Securities and will use its best efforts to pursue and obtain such approvals.

         SECTION 9.08. Assumption by Third Party. The Company covenants and agrees that, in the event the Board of Directors of the Company or Digex approve a higher bid or offer from a third party to merge with or into the Company or Digex, or to buy all or substantially all of the assets of the Company or Digex, the Company will cause such third party, at or prior to such approval (or, if later, upon the termination of the merger agreement between the Company and WorldCom), to (a) assume all of your obligations under this Agreement and the Certificate of Designation and to purchase from you all outstanding Securities held by you, in the case of the Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest, and in the case of the Series H Preferred Stock, at 100% of the Liquidation Preference thereof, plus accrued and unpaid dividends, and (b) assume all of your obligations under the Credit Facility Guaranty (which assumption, to be effective, will require receipt by you of a written release by the lenders under the Credit Facility of all of your obligations under the Credit Facility Guaranty).

         SECTION 9.09. Depositary Shares. At your request, the Company promptly will take all steps necessary to authorize and assist you with the deposit of any or all shares of Series H Preferred Stock outstanding at the time of such request with a depositary, which depositary will then issue to you depositary receipts representing fractional interests in such shares of Series H Preferred Stock in such amount or amounts as are chosen by you at your discretion.

                                    ARTICLE X

                               NEGATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 10.01. Restricted Payments. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

             (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

             (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

             (iii) Retire for value any Indebtedness of (A) the Company that is subordinate in right of payment to the Notes or (B) any Subsidiary, except, with respect to clause (A) or (B) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

             (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                   (1) no Default or Event of Default has occurred and is
             continuing or would occur as a consequence thereof;

                   (2) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test set forth in Section 10.03(a) hereof; and

                   (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Closing Date (including any Restricted Payments made pursuant to clauses (i), (v) and (vi) of Section 10.01(b)), is less than the sum of

                       (w) 50% of the Consolidated Net Income of the Company for
                   the period (taken as one accounting period) from June 30, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                       (x) 100% of the aggregate net cash proceeds received by
                   the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after June 30, 1996 (other than any such Equity Interests, the proceeds of which were used as set forth in clauses (b)(ii) and (b)(viii) below), plus

                       (y) 100% of the sum of, without duplication, (1)
                   aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or fair market value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Closing Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause
                   (b)(vi) of this Section 10.01, plus

                       (z) $10.0 million.

         (b) The foregoing provisions in Section 10.01(a) shall not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Agreement;

             (ii) the Retirement of (A) any Equity Interests of the Company or any Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Notes or (C) Indebtedness of a Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

             (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under Section 10.03 hereof and (1) is subordinated in right of payment to the Notes at least to the same extent as, (2) has a Weighted Average Life to Maturity at least as long as, and (3) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired;

             (iv) the Retirement of any Indebtedness of a Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company or any Subsidiary but only to the extent that such incurrence is permitted under Section
         10.03 hereof and only to the extent that such Indebtedness (1) is not secured by any assets of the Company or any Subsidiary to a greater extent than the Retired Indebtedness was so secured, (2) has a Weighted Average Life to Maturity at least as long as the Retired Indebtedness and (3) if such Retired Indebtedness was an obligation of the Company, is pari passu or subordinated in right of payment to the Notes at least to the same extent as the Retired Indebtedness;

             (v) the Retirement of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its

         Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries;

             (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment shall not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed the greater of (x) $25.0 million and (y) 5% of the Total Common Equity of the Company;

             (vii) the payment of cash in lieu of fractional shares (a) payable as dividends on Equity Interests of the Company or (b) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (c) issuable as a result of a corporate reorganization; provided that, in the case of (a) and (b), the issuance of such Equity Interests or securities and, in the case of (c), such corporate reorganization, is permitted under the terms of this Agreement;

             (viii) Investments with the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) after December 31, 1997; and

             (ix) the Retirement of the Senior Preferred Stock on its mandatory redemption date in accordance with its terms.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v), (vi) and
(viii), no Default or Event of Default shall have occurred and be continuing.

         (c) A Permitted Investment that ceases to be a Permitted Investment, as that term is defined herein, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

         (d) The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under paragraph (a) of this Section 10.01. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

         (e) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 10.03 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         (f) Not later than the date of making any Restricted Payment, the Company shall deliver to you an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 10.01 were computed, which calculations may be based upon the Company's latest available financial statements.

         SECTION 10.02. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

             (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

             (ii) make loans or advances to the Company or any of its Subsidiaries; or

             (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Closing Date or under or by reason of:

         (a) Existing Indebtedness;

         (b) applicable law;

         (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

         (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (e) Indebtedness in respect of a Permitted Refinancing; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

         (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

         (g) Indebtedness incurred under Section 10.03(b)(i) hereof;

         (h) this Agreement and the Notes or future Indebtedness with substantially similar restrictions, if any, to the Notes;

         (i) the Senior Note Indentures and the Existing Senior Notes, the Senior Subordinated Note Indenture and the Existing Senior Subordinated Notes, or future Indebtedness with substantially similar restrictions, if any, to the Existing Senior Notes or the Existing Senior Subordinated Notes; or

         (j) in the case of clauses (a), (c), (e), (g), (h) and (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Closing Date.

         SECTION 10.03. Incurrence of Indebtedness and Issuance of Disqualified Stock. (a) The Company and its Subsidiaries shall not, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) or issue any Disqualified Stock; provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance does not exceed 5.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. If the Company incurs any Indebtedness or issues or redeems any Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

         (b) The foregoing limitation in Section 10.03(a) shall not apply to (with each exception to be given independent effect):

             (i) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under the Credit Facility;

             (ii) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness; provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

             (iii) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness and the Senior Preferred Stock;

             (iv) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding;

             (v) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Notes, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after June 30, 1996 from the issuance and sale of Equity Interests of the Company (that are not Disqualified Stock) plus the fair market value of Equity Interests (other than Disqualified Stock) issued after June 30, 1996 in connection with any acquisition of any Telecommunications Business;

             (vi) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred pursuant to clause (i) above, but only to the extent that:

                    (1) the net proceeds of such Refinancing Indebtedness do not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

                    (2) the Refinancing Indebtedness shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

                    (3) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being so Refinanced;

             (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

             (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

             (ix) the incurrence by the Company of additional Indebtedness under this Agreement.

         For purposes of determining compliance with this Section 10.03, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories described in clauses (i) through (ix) above or is entitled to be incurred pursuant to Section 10.03(a), the Company shall, in its sole discretion, classify such item in any manner that complies with this Section and such item shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 10.03(a). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock for purposes of this Section.

         SECTION 10.04. Asset Sales. (a) The Company shall not, and shall not permit any of its Subsidiaries to, whether in a single transaction or a series of related transactions occurring within any twelve-month period,

             (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers (A) in the ordinary course of business, (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company, (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 10.01 hereof or (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 10.11 hereof or

             (ii) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary of the Company),

if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities:

             (x)   have a Fair Market Value in excess of $2.0 million; or

             (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless:

                   (a) no Default or Event of Default exists or would occur as a result thereof;

                   (b) the Company, or such Subsidiary, as the case may be,
             receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to you), of the assets or securities issued or sold or otherwise disposed of; and

                   (c) except with respect to an Asset Sale constituting the
             issuance or sale of Equity Interests in the Web Hosting Subsidiary, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that
             (A) the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes, obligations or other securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and (B) an amount equal to the Fair Market Value (determined as set forth in clause (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) shall be deemed to be cash for purposes of this clause
             (c).

         The foregoing provisions shall not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by Section 10.11 hereof.

         (b) Within 360 days after the receipt of net proceeds of any Asset Sale, the Company (or such Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale, at its option, to: (i) repay Senior Debt or permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Debt; or (ii) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that such Person concurrently becomes a Subsidiary of the Company); or (iii) in the case of net cash proceeds realized upon the issuance or sale of Equity Interests in the Web Hosting Subsidiary, fund cash operating losses, provide working capital and for general corporate purposes. Any Net Proceeds from any Asset Sales that are not so applied or invested as provided in the preceding sentence, shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an Excess Proceeds Offer.

         SECTION 10.05. Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; and (iii) the Company delivers to you, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above; provided that: (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company; (b) transactions between or among the Company and its Subsidiaries; (c) transactions permitted by Section 10.01 hereof; and
(d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

         SECTION 10.06. Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

         SECTION 10.07. Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction; provided that the Company or any Subsidiary of the Company may enter into any such transaction if: (i) the Company or such Subsidiary would be permitted under Sections 10.03 and 10.06 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction; (ii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and (iii) the Net Proceeds received by the Company or such Subsidiary from such transaction are applied in accordance with
Section 10.04 hereof.

         SECTION 10.08. Corporate Existence. Subject to Section 10.11 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to you.

         SECTION 10.09. Business Activities. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business.

         SECTION 10.10. No Senior Subordinated Debt. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

         SECTION 10.11. Merger, Consolidation or Sale of Assets. (a) With the exception of the Merger, the Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

             (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

             (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Agreement;

             (iii) immediately after such transaction no Default or Event of Default exists;

             (iv) except in connection with a merger with or into a wholly-owned Subsidiary of the Company, the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under Section 10.03 hereof or
         (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as at the time of such event) in an amount no greater than 40% of its Total Market Capitalization; and

             (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

         (b) Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with paragraph (a) of this Section 10.11, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company, herein; provided, however, that the predecessor

Company shall not be relieved from the obligations to pay the principal of, premium, if any, and interest on the Notes, except in the case of a sale of all of the Company's assets that meets the requirements of paragraph (a) of this
Section 10.11.

         SECTION 10.12. Employee Benefit Plans. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any non- exempt "prohibited transaction" with respect to any Employee Plan or Multiemployer Plan (as defined in Section 406 of ERISA or Section 4975 of the
Code), and neither the Companies nor their respective ERISA Affiliates shall permit any of the events or circumstances described in Section 5.11 to exist or occur.

         SECTION 10.13. Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, and (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Material on any property owned by the Company or any of its Subsidiaries or at any facility operated by the Company or any of its Subsidiaries to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment.

         SECTION 10.14. Preferred Stock. Unless and until the Certificate of Designation has been filed, the Company will not issue or otherwise designate for issuance any Preferred Stock (other than Series H Preferred Stock) if, after such issuance or other designation, less than 25,000 shares of Preferred Stock of the Company will remain authorized and not issued or otherwise outstanding.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in Sections 8.04, 10.01, 10.03, 10.04 or 10.11; or

         (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Article XI) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from you (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Article XI); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5,000,000 or more; or

         (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts (other than debts which are subject to a bona fide dispute) as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (other than any judgment as to which a reputable insurance company has accepted full liability in writing) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

         (j) any event or condition shall occur or exist with respect to any activity or substance regulated under any Environmental Law and as a result of such event or condition, the Company or any of its Subsidiaries, when aggregated with any environmental liability for the Company and each of its Subsidiaries, shall have incurred or in your opinion be reasonably likely to incur a liability in excess of $5,000,000 liability during any consecutive twelve (12) month period; or

         (k) (i) The Company or any of its Subsidiaries or ERISA Affiliates shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which unpaid amounts exceed $5,000,000 in the aggregate; or
(ii) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred by the Company or any of its Subsidiaries and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $5,000,000; or

         (l) a Change of Control other than as a result of the consummation of the Merger.

                                   ARTICLE XII

                            REMEDIES ON DEFAULT, ETC.

         SECTION 12.01. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Article XI (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the holders of at least 25% of the principal amount of all Notes outstanding may at any time, by notice to the Company, declare all the Notes then outstanding to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.01, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         SECTION 12.02. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.01, any holder of Notes may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         SECTION 12.03. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.01, the holders of at least 25% of all outstanding Notes may, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes and all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non- payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article XVII, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.03 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         SECTION 12.04. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holders' rights, powers or remedies. No right, power or remedy conferred upon any holder of Notes by this Agreement or by any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Article XV, the Company will pay each holder of Notes on demand such further amount as shall be sufficient to cover all costs and expenses incurred in any enforcement or collection under this Article XII, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                  ARTICLE XIII

                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         SECTION 13.01. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice; or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         SECTION 13.02. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof and an opinion of counsel reasonably acceptable to the Company as to the exemption from registration under the Securities Act of such transfer), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Article VI.

         SECTION 13.03. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. The Company may charge for its expenses in replacing a Note.

                                   ARTICLE XIV

                                PAYMENTS ON NOTES

         So long as you or your nominee shall be the holder of any Note, the Company will pay all sums becoming due on such Note for principal and interest to your account with the Bank of America in accordance with the following information:

         Bank of America
         San Francisco, CA
         ABA: 121000358
         Account No.: 12338-28348
         Account Name: MCIW Concentration
         RE: pmt under Intermedia Note Purchase Agreement

or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon. With respect to each other holder of Notes, the Company shall pay all sums becoming due on such Notes for principal and interest to the address of such holder as set forth in the records of the Company, without the presentation or surrender of such Note or the making of any notation thereon. Notwithstanding the foregoing, upon written request of the Company made concurrently with or reasonable promptly after payment or prepayment in full of any Note, the holder of such Note shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by any holder or any holder's nominee such holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.02. The Company will afford the benefits of this Article XIV to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Article XIV.

                                   ARTICLE XV

                                 EXPENSES, ETC.

         SECTION 15.01. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Certificate of Designation or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Certificate of Designation or the Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Certificate of Designation or the Securities, or by reason of being a holder of any Security, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Securities. The Company will pay, and will hold you harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         SECTION 15.02. Survival. The obligations of the Company under this
Article XV will survive the payment or transfer of any Security, the enforcement, amendment or waiver of any provision of this Agreement, the Certificate of Designation or the Securities, and the termination of this Agreement or the Certificate of Designation.

                                   ARTICLE XVI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                                  ARTICLE XVII

                              AMENDMENT AND WAIVER

         SECTION 17.01. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority of the principal amount of Notes outstanding.

         SECTION 17.02. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of Notes with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article XVII to each holder of Notes promptly following the date on which it is executed.

         SECTION 17.03. Binding Effect, etc. Any amendment or waiver consented to as provided in this Article XVII is binding upon each holder of Notes and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any of such holder's rights under this Agreement or the Notes. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                                  ARTICLE XVIII

                                     NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

             (i) if to you or your nominee, to you or it at the address set forth at the beginning hereof to the attention of Scott D. Sullivan and
         K. William Grothe, Jr., or at such other address as you shall have specified to the Company in writing.

             (ii) if to any other holder of Notes, to such holder at its address set forth on the records of the Company.

             (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Robert M. Manning and Ray Lawless, or at such other address as the Company shall have specified to you in writing.

Notices under this Article XVIII will be deemed given only when actually received.

                                   ARTICLE XIX

                            REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed,

(b) documents received by you on the Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article XIX shall not prohibit the Company from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                   ARTICLE XX

                            CONFIDENTIAL INFORMATION

         For the purposes of this Article XX, "Confidential Information" means non-public information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (or information provided to you in connection with the Merger and any other transactions contemplated in connection with the Merger Agreement) that is proprietary in nature; provided that such term does not include information or matters which (a) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your respective representatives in breach of this Article XX), or (b) was or becomes available to you on a nonconfidential basis from a Person who is not known by you to be bound by a confidentiality agreement with the Company prohibiting disclosure thereof, or (c) is independently developed by you or your representatives. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your affiliates, directors, officers, employees, advisors, agents, bank or institutional lenders, controlling persons or representatives thereof (to the extent such disclosure reasonably relates to the administration of the investment represented by your Securities and it being understood that prior to such disclosure any such Person will be informed of the confidential nature of the Confidential Information and shall agree to be bound by this Article XX and you agree to be responsible for any breach of this Article XX by any such Person), (ii) any other holder of any Note (or share of Series H Preferred Stock), (iii) any Institutional Investor to which you sell or offer to sell such Security or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article XX), (iv) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article XX), (v) any federal or state regulatory authority having jurisdiction over you, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (vii) must be disclosed pursuant to applicable law; provided that, in the event of clauses (v), (vi) and (vii), you agree to (A) immediately notify the Company of the existence, terms and circumstances surrounding the request or requirement for disclosure pursuant to applicable law, and (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request any other Person to which such delivery or disclosure may be necessary or appropriate, or (ix) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Securities, this Agreement and the Certificate of Designation. Each holder of a Security, by its acceptance of a Security, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Article XX as though it were a party to this Agreement.

                                   ARTICLE XXI

                            SUBSTITUTION OF PURCHASER

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Article VI. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Article XXI), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Article
XXI), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

                                  ARTICLE XXII

                                  MISCELLANEOUS

         SECTION 22.01. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         SECTION 22.02. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         SECTION 22.03. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 22.04. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 22.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.06. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                  ARTICLE XXIII

                                  SUBORDINATION

         SECTION 23.01. Agreement to Subordinate. The Company and each holder of a Note, agrees that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 23, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 23.02. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

             (i) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before holders of Notes shall be entitled to receive any payment with respect to the Notes (except that holders of Notes may receive and retain Permitted Junior Securities); and

             (ii) until all obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which holders of Notes would be entitled but for this Article 23 shall be made to holders of Senior Debt (except that holders of Notes may receive and retain Permitted Junior Securities), as their interests may appear.

         SECTION 23.03. Default on Designated Senior Debt. (a) The Company may not make any payment or distribution to holders of Notes in respect of Obligations with respect to the Notes and may not acquire Notes for cash or property (other than Permitted Junior Securities) until all principal and other obligations with respect to the Senior Debt have been paid in full if:

             (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

             (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and each holder receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 23.10 hereof. If any holder of Notes receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to any holder of Notes shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

             (i)  the date upon which the default is cured or waived; or

             (ii) in the case of a default referred to in clause (ii) of Section 23.03(a) hereof, 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 23 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

         SECTION 23.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

         SECTION 23.05. When Distribution must Be Paid Over. In the event that a holder of Notes receives any payment of any obligations with respect to the Notes at a time when such holder has actual knowledge that such payment is prohibited by Section 23.03 hereof, such payment shall be held by such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, each holder of Notes undertakes to perform only such obligations on the part of such holder as are specifically set forth in this Article 23, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement. A holder of Notes shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if such holder shall pay over or distribute to or on behalf of the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 23, except if such payment is made as a result of such holder's willful misconduct or gross negligence.

         SECTION 23.06. Notice by Company. The Company shall promptly notify each holder of Notes of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 23, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 23.

         SECTION 23.07. Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, each holder of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 23 to holders of Senior Debt that otherwise would have been made to holders of Notes is not, as between the Company and such holder of Notes, a payment by the Company on the Notes.

         SECTION 23.08. Relative Rights. This Article 23 defines the relative rights of holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

             (i) impair, as between the Company and a holder of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

             (ii) affect the relative rights of a holder of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

             (iii) prevent a holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to a holder of Notes.

         If the Company fails because of this Article 23 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

         SECTION 23.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder of Notes or by the failure of the Company or any holder of Notes to comply with this Agreement.

         SECTION 23.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article 23, holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 23.

         SECTION 23.11. Rights of Purchaser. Any holder of Notes in its individual or any other capacity may hold Senior Debt with the same rights such holder would have if it were not the purchaser of the Notes.

         SECTION 23.12. Authorization to Effect Subordination. If a holder of Notes does not file a proper proof of claim or proof of debt in the form required to have the claims allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), the Company's creditors or the Company's property at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

         SECTION 23.13. Amendments. The provisions of this Article 23 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE XXIV

                     CONVERSION TO SERIES H PREFERRED STOCK

         SECTION 24.01. Series H Preferred Stock. Subject to Section 24.02, you may, at your option, and pursuant to the terms of this Article XXIV, convert any outstanding Notes, or all Notes, into Series H Preferred Stock.

         SECTION 24.02. Conversion. Any and all Notes converted to Series H Preferred Stock pursuant to Section 24.01 shall be converted at a rate of one share of Preferred Stock per $10,000 principal amount of Notes.

         SECTION 24.03. Certificate of Designation. All Series H Preferred Stock issued pursuant to a conversion made under Section 24.01 shall be issued pursuant to, and governed by, the terms and conditions set forth in the Certificate of Designation attached hereto as EXHIBIT II, which Certificate of Designation will be executed and filed prior to the initial conversion of Notes into Series H Preferred Stock (unless previously filed as a result of an election made by you pursuant to Section 2.03).

         SECTION 24.04. Exchange of Notes. Upon a conversion of Notes to Series H Preferred Stock pursuant to Section 24.01, the holder will deliver to the Company for termination such Notes at, or prior to, the issuance of Series H Preferred Stock.

         SECTION 24.05. Further Assurances. Each holder shall be given all such information reasonably requested related to the conversion of the Notes into Series H Preferred Stock, including any information necessary to show that such shares of Series H Preferred Stock upon issuance will be validly issued, fully paid and nonassessable, and if requested, the Company will obtain a legal opinion from outside counsel satisfactory to the holder addressing matters reasonably requested by such holder in connection with such conversion.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          INTERMEDIA COMMUNICATIONS INC.

                                          by /s/    Raymond L. Lawless
                                             -----------------------------------
                                             Name:  Raymond L. Lawless
                                             Title: Vice President and Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

WORLDCOM, INC.

by /s/    David F. Myers
   ----------------------------------
   Name:  David F. Myers
   Title: Vice President & Controller

                                                                      SCHEDULE A

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

         "Affiliate Transaction" is defined in Section 10.05.

         "Agreement" is defined in the preamble hereto.

         "Asset Sale" is defined in Section 10.04(a).

         "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

         "Authorizations" means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any network facility or any other telecommunication system.

         "Available Purchase Amount" means the Total Purchase Amount less the aggregate principal amount or Liquidation Preference, as applicable, of all Purchases.

         "Average Weighted Interest Rate" means (a) the average weight of the interest rates charged under the Credit Facility, the Senior Preferred Stock, the Existing Senior Notes and the Existing Senior Subordinated Notes (or replacements of such instruments), as determined by you (with information provided to you by the Company pursuant to Section 7.01(g)), which determination shall be conclusive absent manifest error plus (b) 300 basis points.

         "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

         "Board of Directors" means, unless otherwise specified, the Board of Directors of the Company (or Digex, as applicable) or any authorized committee thereof.

         "Board Resolution" means a resolution authorized by the Board of Directors.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Certificate of Designation" is defined in Section 2.03.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Closing Date" means the date of this Agreement.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to you.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Intermedia Communications Inc., a Delaware corporation.

         "Confidential Information" is defined in Article XX.

         "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that: (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for such period will be calculated after giving effect on a pro forma basis to: (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period;
(B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period; and (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination; (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be: (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period; or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period; and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired
Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; provided, however, that such Officer shall assume: (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase); and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

         "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period; (ii) Consolidated Interest Expense; (iii) depreciation and amortization (including amortization of goodwill and other intangibles); and (iv) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness); (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

             (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

             (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

             (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

             (iv) the cumulative effect of a change in accounting principles shall be excluded; and

             (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Credit Facility Guaranty" means the guaranty of the Credit Facility by you, dated as of October 31, 2000.

         "Credit Facility" means the Revolving Credit Agreement, dated as of December 22, 1999, as amended, among the Company, Bank of America, N.A., as administrative agent, The Bank of New York, and the other agents and lenders from time to time parties thereto, which permits the Company to borrow up to $350 million.

         "Date of Determination" means the Closing Date, and thereafter, the first day of each calendar month.

         "Default" means an event or condition, the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest 2% per annum above the Interest Rate.

         "Designated Senior Debt" means: (1) Any Indebtedness outstanding under the Credit Facility; and (2) after payment in full of all obligations under the Credit Facility, any other Senior Debt permitted under this Agreement the principal amount of which is $25.0 million or more.

         "Digex" means Digex, Incorporated, a Delaware corporation.

         "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section
8.05 and 10.04 hereof.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

         "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

         "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by the Company or any ERISA Affiliate, but not including any Multiemployer Plan.

         "Environmental Law" means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. ss. 7401 et sect.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss. 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. ss. 4321 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et se-1q.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. ss. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et se .), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Materials.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of the Company's controlled group or which is under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         "Event of Default" is defined in Article XI.

         "Excess Proceeds" is defined in Section 10.04(b).

         "Excess Proceeds Offer" is defined in Section 8.05(a).

         "Excess Proceeds Purchase Date" is defined in Section 8.05(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

         "Existing Indebtedness" means the Existing Senior Notes, the Existing Senior Subordinated Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

         "Existing Senior Notes" means the Company's 9-1/2% Senior Notes due 2009, 12-1/2% Senior Notes due 2006, 11-1/4% Senior Discount Notes due 2007, 8-7/8% Senior Notes due 2007, 8-1/2% Senior Notes due 2008 and 8.60% Senior Notes due 2008.

         "Existing Senior Subordinated Notes" means the Company's 12-1/4% Senior Subordinated Notes due 2009.

         "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "FCC" means the Federal Communications Commission and any successor regulatory body.

         "Fiscal Quarter" means each of January 1 through March 31, April 1 through June 30, July 1 through September 31 and October 1 through December 31, of any fiscal year.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Governmental Authority" means

         (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hazardous Material" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons,
(c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

         "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.01.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided further, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

         "Initial Purchase" is defined in Section 4.01.

         "Institutional Investor" means (a) you, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Rate" means the greater of 14.12% and the Average Weighted Interest Rate, as determined on and in effect from and including each Date of Determination. If on any Date of Determination the Average Weighted Interest Rate cannot reasonably be determined, the Interest Rate will be 14.12%.

         "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Agreement.

         "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

         "Laws" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, binding opinions, or binding interpretations of any Governmental Authority.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidation Preference" means $10,000 per share of Series H Preferred Stock.

         "Marketable Securities" means:

             (i)   Government Securities;

             (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

             (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-l" (or higher) according to S&P or "P-l" (or higher) according to Moody's;

             (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

             (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, except in each case for those resulting from the announcement of the Merger or the marketing of any assets of the Company by you, or relating to the economy or the securities markets in general or the industries in which the Company and its Subsidiaries operate in general.

         "Maturity Date" is defined in Section 2.04.

         "Merger" means the merger contemplated by the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger by and among WorldCom, Inc., a Georgia corporation, WildCat Acquisition Corp., a Delaware corporation and the Company, dated as of September 1, 2000.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which the Company or any of its Subsidiaries or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

         "Notes" is defined in Article I.

         "Offer Amount" is defined in Section 8.05(b).

         "Offer Period" is defined in Section 8.05(b).

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

         "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

         "Payment Blockage Notice" is defined in Section 23.03(a).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Investment" means: (a) any Investments in the Company or any Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Subsidiary of the Company; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any Investments in property or assets to be used in (A) any line of business in which the Company or any of its Subsidiaries was engaged on the Closing Date or (B) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either: (A) such Person becomes a Subsidiary of the Company or any of its Subsidiaries; or (B) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Closing Date or on the date a subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (h) Hedging Obligations permitted to be incurred pursuant to Section 10.03(b) hereof; (i) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.04 hereof; and (j) the Investment deemed to have been made by the Company at such time as the Web Hosting Subsidiary ceases to be a Subsidiary of the Company by reason of the issuance or sale of Equity Interests in the Web Hosting Subsidiary to the extent that the book value of such Investment at the time such Investment is deemed to have been made does not exceed $200.0 million in the aggregate.

         "Permitted Junior Securities" means (1) Equity Interests in the Company or (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for the Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to the Senior Debt under this Agreement.

         "Permitted Liens" means (i) Liens securing Senior Debt (including Capital Lease Obligations) permitted to be incurred pursuant to Section 10.03 hereof; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (x) Liens on Receivables to secure Indebtedness permitted to be incurred pursuant to Section 10.03(b) hereof, but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables; and (xi) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii), (v) or (x); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

         "Permitted Refinancing" is defined in Section 10.03.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

         "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Property" or "Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Proposed Expenditures Schedule" is defined in Section 4.02(c).

         "PUC" means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

         "Purchase" means each purchase of Notes (or Series H Preferred Stock, if an election has been made pursuant to Section 2.03) by you made pursuant to the terms and conditions of this Agreement.

         "Purchase Date" means each Business Day the Company designates as a day on which you will purchase Notes (or Series H Preferred Stock, if an election has been made pursuant to Section 2.03) from the Company in accordance with the terms and conditions of this Agreement.

         "Purchase Price" is defined in Section 2.01.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 8414 issued by the United States Department of Labor.

         "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;
(iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods; (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security, or

Guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and
(x) all books and records relating to any of the foregoing.

         "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

         "Refinance" is defined in Section 10.03(b).

         "Registration Rights Agreement" means a Registration Rights Agreement between the Company and you, reasonably satisfactory to you, regarding registration rights related to the Series H Preferred Stock.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         "Representative" means the indenture trustee or other trustee, agent or other representative for any Senior Debt.

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" is defined in Section 10.01(a).

         "Retire" is defined in Section 10.01(a).

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

         "Securities" is defined in Article I.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" means: (1) all Indebtedness of the Company outstanding under the Credit Facility and all Hedging Obligations with respect thereto; (2) the Indebtedness of the Company outstanding under the Existing Senior Notes; (3) any other Indebtedness of the Company permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and (4) all obligations with respect to the items listed in the preceding clauses (1), (2) and (3). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include: (1) the Existing Senior Subordinated Notes; (2) any liability for federal, state, local or other taxes owed or owing by the Company; (3) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (4) any trade payables; or (5) the portion of any Indebtedness that is incurred in violation of this Agreement.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Senior Note Indenture" means any indenture governing Existing Senior Notes, as amended or supplemented from time to time.

         "Senior Preferred Stock" means the Company's Series B Redeemable Exchangeable Preferred Stock.

         "Senior Subordinated Note Indenture" means the indenture governing the Existing Senior Subordinated Notes, as amended or supplemented from time to time.

         "Series H Preferred Stock" is defined in Section 2.03.

         "Subsidiary" of any Person means: (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; and (ii) any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof: provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

         "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises or assets.

         "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of: (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities; (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

         "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

         "Total Common Equity" of any Person means, as of any date of determination, the product of: (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with you.

         "Total Market Capitalization" of any Person means, as of any day of determination, the sum of: (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day; plus (2) the product of: (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day; plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day; less (4) cash and cash equivalents (other than restricted cash and restricted cash equivalents) as presented on such Person's consolidated balance sheet on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the

Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with you.

         "Total Purchase Amount" means $225,000,000 less (a) the aggregate principal amount of any Notes repurchased or prepaid pursuant to the terms and conditions of this Agreement, (b) interest capitalized pursuant to Section 2.03, and (c) the aggregate Liquidation Preference of Series H Preferred Stock redeemed pursuant to the terms and conditions of the Certificate of Designation.

         "Trading Day", with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

         "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred: (i) in connection with the acquisition or construction of Telecommunications Related Assets; and (ii) to pay regularly scheduled interest on such Indebtedness pursuant to the terms thereof.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Web Hosting Subsidiary" means the Subsidiary of the Company substantially all of the assets of which consist of assets used exclusively in the conduct of the Company's internet web hosting business.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the then outstanding principal amount of such Indebtedness; into (b) the total of the product obtained by multiplying: (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by (y) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the lessee.

                                                                       EXHIBIT I

                                 [FORM OF NOTE]

                         INTERMEDIA COMMUNICATIONS INC.

              14.12% SENIOR SUBORDINATED NOTE DUE OCTOBER 31, 2009

No.  [  ]                                                                 [Date]
$ [               ]                                     PPN [                  ]

         FOR VALUE RECEIVED, the undersigned, INTERMEDIA COMMUNICATIONS INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to WORLDCOM, INC., or registered assigns, the principal sum of [ ] DOLLARS on the Maturity Date (as defined in the Note Purchase Agreement referred to below), with interest (computed and payable as set forth in Section 2.03 of the Note Purchase Agreement referred to below), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2% over the Interest Rate.

         Payments of principal of and interest on this Note are to be made by wire transfer in immediately available funds at Bank of America, San Francisco, CA, ABA: 121000358, Account No. 12338-28348, Account Name: MCIW Concentration,
RE: pmt under Intermedia Note Purchase Agreement, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of October 31, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and WorldCom, Inc. and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Article 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Article VI of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing and an opinion of counsel reasonably acceptable to the Company as to the exemption from registration under applicable securities laws of such transfer, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of the jurisdiction other than such State.

                                             INTERMEDIA COMMUNICATIONS INC.

                                             by
                                                ---------------------------
                                                Name:
                                                Title:

                                   Exhibit II

                           Certificate of Designation

                                       of

                                14.12% Series H

                           Redeemable Preferred Stock

                                    Due 2009

                                       of

                         Intermedia Communications Inc.

                             [filed as Exhibit 4.1
                               of this Form 10-Q]